As filed with the Securities and Exchange Commission on August 8, 2006 Registration No. 333-125439

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM F-1

to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________

RETALIX LTD.

(Exact name of Registrant as specified in its charter)

Israel	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10 Zarhin Street

Ra'anana, 43000

Israel

(972) 9-776-6677

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Retalix USA Inc.

6200 Tennyson Parkway, Suite 150, Plano, TX 75093

(469) 241-8400

(Name, Address, Including Zip Code, and telephone number, Including Area Code, of Agent For Service)

___________________________

Copies To:

Harvey E. Bines, Esq. Howard E. Berkenblit, Esq. Sullivan & Worcester LLP One Post Office Square Boston, MA 02109 Tel: 617-338-2800 Fax: 617-338-2880	Amir Tzafrir, Adv. Adam M. Klein, Adv. Goldfarb, Levy, Eran & Co. 2 Weizmann Street Tel-Aviv 64239 Israel Tel: 972-3-608-9999 Fax: 972-3-608-9909

Approximate date of commencement of proposed sale to the public:

N/A

___________________________

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐ _______

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

               On November 8, 2005, Retalix Ltd. (the “Company”) filed a Registration Statement on Form F-3 (Registration No. 333-125439) (the “Registration Statement”) for the offer and sale of an aggregate of up to 715,730 ordinary shares of the Company. This Post-Effective Amendment is being filed by the Company to deregister the remaining 715,730 ordinary shares registered pursuant to the Registration Statement, or such lesser portion that have not yet been sold or transferred pursuant to the Registration Statement as of the date this Post-Effective Amendment No. 1 is filed. The contractual obligations between the Company and the selling shareholders named in the Registration Statement requiring that the unsold ordinary shares included therein be registered and that the Registration Statement remain effective have expired by their terms and the Company has so notified such selling shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this post-effective amendment no. 1 to Form F-3 on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ra'anana, in the State of Israel, on August 8, 2006.

Retalix Ltd.

By:	/s/ Barry Shaked

Name:	Barry Shaked
Title:	President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 1 to Form F-3 on Form F-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Barry Shaked	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 8, 2006

Barry Shaked

/s/ Danny Moshaioff	Chief Financial Officer (Executive Vice President)	August 8, 2006

Danny Moshaioff

/s/ Louis Berman	Director	August 8, 2006

Louis Berman

/s/ David Bresler	Director	August 8, 2006

David Bresler

*	Director	August 8, 2006

Brian Cooper

*	Director	August 8, 2006

Sigal Hoffman

*	Director	August 8, 2006

Amnon Lipkin-Shahak

*	Director	August 8, 2006

Ian O'Reilly

Authorized Representative in the United States:

Retalix USA Inc.

By:	/s/ Victor Hamilton

Name:	Victor Hamilton
Title:	President and Chief Executive Officer
Date:	August 8, 2006

* By:	/s/ Danny Moshaioff
Danny Moshaioff
Attorney-in-fact